BERKOVITS, LAGO & COMPANY, LLP
               CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report dated June 21, 2007, relating to the financial statements of Photovoltaic Solar Cells, Inc. as of May 31, 2007 and for the period from March 28, 2007 (inception) to May 31, 2007, and to the reference to our Firm under the caption "Experts" included in the Registration Statement.

/s/ Berkovits, Lago & Company, LLP

Fort Lauderdale, Florida
July 5, 2007







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          (DADE) (305) 944-9326 o FAX (305) 402-3103
                         E-MAIL: blcpa@bl-cpa.com

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BOARD  (PCAOB) o CENTER FOR AUDIT QUALITY o EMPLOYEE BENEFIT PLAN QUALITY CENTER
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